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                                                                    Exhibit 21.1

                              List of Subsidiaries

                                                     Jurisdiction
            Subsidiaries Name                      of Incorporation
            ------------------                     ----------------
         Chemtrusion, Inc.                              Delaware
         InterSystems, Inc.                             Nebraska